CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2023 relating to the consolidated financial statements of Westwood Holdings Group, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ BDO USA, P.C. (formerly BDO USA, LLP)

Dallas, Texas
February 21, 2024